                  FIFTH AMENDMENT TO NOTE PURCHASE AGREEMENT

         THIS AMENDMENT TO NOTE PURCHASE AGREEMENT is made and entered into effective as of the 29th day of November, 1995, by and among IMCO Recycling Inc., a Delaware corporation (the "Company"), The Mutual Life Insurance Company of New York ("MONY") and MONY Life Insurance Company of America ("MLICA").

                             W I T N E S S E T H

         WHEREAS, the Company, MONY and MLICA are parties to that certain Note Purchase Agreement, dated as of December 15, 1988, as heretofore amended (the "1988 Agreement"), pursuant to which the Company sold and MONY and MLICA collectively purchased $2,500,000 aggregate principal amount of the Company's 10.29% Secured Promissory Notes due December 1, 1993, $2,500,000 aggregate principal amount of its 10.37% Secured Promissory Notes due December 1, 1994, and $8,000,000 aggregate principal amount of its 11.58% Secured Promissory Notes due December 1, 1998 (collectively, the "1988 Notes"); and

         WHEREAS, the parties desire to further amend the Agreement in accordance with Section 11.2 thereof as set forth herein;

         NOW THEREFORE, FOR AND IN CONSIDERATION of the mutual promises and covenants set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. AMENDMENTS. The following Sections of the Agreement are each amended as follows:

         (A) Section 7.1 is amended by deleting the language "4300-E Texas Commerce Bank Tower, 2200 Ross Avenue, LB 169, Dallas, Texas 75201," in the fifth line thereof and substituting in its place the following language:

         "5215 North O'Connor Boulevard, Suite 940, Central Tower at Williams Square, Irving, Texas 75039,".

         (B) Section 7.2 is amended by deleting the two references to "$100,000" in the proviso thereto with the term "$500,000".

         (C) Section 7.3 is amended as follows:

         (i)  subparagraph (b) is amended in its entirety to read as follows:

         "(b) keep adequately insured, by financially sound and reputable insurers, all of its properties, assets and operations of a character usually insured by Persons of established reputation engaged in the same or a similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry, with such insurers in customary amounts, such other insurance, including without limitation public and product liability insurance, business interruption insurance (if available at commercially reasonable rates) and workers compensation insurance (except that the Company or any Restricted Subsidiary may self-insure workers compensation liability to the extent permitted by applicable state law), as is usually carried by Persons of established reputation engaged in the same or a similar business similarly situated"; and

         (ii) subparagraph (f) is amended in its entirety to read as follows:

         "(f) not enter into, or allow any Restricted Subsidiary to enter into, the ownership, active management or operation of any business which is not a business related to the recovery of nonferrous metals;".

     (D) Section 7.4 is amended as follows:

     (i) subparagraph (a) is amended by replacing the term "1986" in the second line thereof with the term "1995";

     (ii) subparagraph (b) is deleted in its entirety and replaced with the language "[intentionally omitted]";

     (iii) subparagraph (c) is amended in its entirety to read as follows:

     "Current Liabilities of the Company constituting Indebtedness for Money Borrowed not overdue and not at the time of incurrence thereof in the aggregate principal amount outstanding in excess of $10,000,000, PROVIDED that during the 14-month period commencing on October 31, 1995, and each consecutive 14-month period commencing on the first day of each month thereafter, the Company will eliminate and be free of all such Current Liabilities for a period of at least 60 consecutive days";

     (iv) subparagraph (d) is amended by replacing all references to "September 30, 1988" with November 29, 1995, and by inserting the phrase "to the 1995 Agreement" after the phrase "Exhibit B" in the third line thereof;

     (v)  subparagraph (g) is amended in its entirety to read as follows:

         "(g) Indebtedness of any Restricted Subsidiary owing to the Company or to any other Wholly-Owned Restricted Subsidiary and Indebtedness of the Company owing to its Restricted Subsidiary, IMCO Management Partnership L.P., a Texas limited partnership;"

     (vi) subparagraph (k) is amended in its entirety to read as follows:

         "additional Funded Indebtedness of the Company or any Restricted Subsidiary, PROVIDED HOWEVER, that immediately after giving effect to the creation, incurrence or assumption of such additional Funded Indebtedness and to the application of any proceeds thereof:

               (i) Consolidated Funded Indebtedness shall not exceed 45% of Consolidated Net Tangible Assets at any time prior to December 1, 1998; and from and after December 1, 1998, Consolidated Funded Indebtedness shall not exceed 40% of Consolidated Net Tangible Assets;

               (ii) the ratio of the aggregate Consolidated Cash Make for the immediately preceding four fiscal quarters of the Company to PRO Forma Consolidated Debt Service shall not be less than 1.2 to 1; and

               (iii) in the case of Funded Indebtedness of Restricted Subsidiaries, the sum of (A) such Funded Indebtedness, together with all other Funded Indebtedness of Restricted Subsidiaries then outstanding, plus, without duplication, (B) the outstanding principal amount of all Indebtedness permitted by Section 7.4(l), shall not exceed 10% of Consolidated Net Tangible Assets at such time of determination; and"

         (vii) subparagraph (l) is amended in its entirety to read as follows:

               "(l) Indebtedness of the Company or any Restricted Subsidiary to the seller of property in respect of the purchase by the Company or such Restricted Subsidiary of such property to be used in the ordinary course of the Company's or such Restricted Subsidiary's business, provided that the sum of (i) such Indebtedness, together with all other Indebtedness permitted by this Section 7.4(l) then outstanding, plus, without duplication, (ii) the outstanding principal amount of Funded Indebtedness of Restricted
         Subsidiaries, shall not exceed 10% of Consolidated Net Tangible
         Assets at such time of determination and provided, further, that in the event such Indebtedness shall by its terms mature more than one year from the incurrence thereof, immediately after giving effect to the incurrence thereof, the Company can incur an additional $1.00 of Funded Indebtedness pursuant to Section 7.4(k)."

         Section 7.4 is further amended by adding the following language at the end thereof:

         "Notwithstanding any provisions of this Section 7.4 to the contrary, neither IMCO Investment Company nor IMCO Management Partnership, L.P. will create, incur, assume or in any manner become liable, contingently or otherwise, in respect of any Indebtedness for Money Borrowed other than Indebtedness for Money Borrowed owing to the Company or another Restricted Subsidiary."

         (E) Section 7.5 is amended by inserting the term "(i)" after the word "than" in the fourth line thereof and by adding the following language to the end thereof:

         ", (ii) Guaranties by the Company and Restricted Subsidiaries pertaining to obligations not exceeding in the aggregate the greater of (x) $5,000,000 and (y) 5% of Consolidated Tangible Net Worth as of such date, and
         (iii) Guaranties by the Company or by any Wholly-Owned Restricted Subsidiary of Indebtedness of any Wholly-Owned Restricted Subsidiary or of the Company, as the case may be; provided that all such Indebtedness described in clauses (ii) and (iii) above is permitted to be incurred under this Agreement at the date of the making of such Guaranty and provided, further, that in the event that any Restricted Subsidiary shall guarantee any Indebtedness of the Company, such Restricted Subsidiary shall also deliver a Guaranty, in form and substance reasonably satisfactory to each holder of the Notes, to each such holder of the obligations of the Company under the Notes, but any such Guaranty to such holder(s) shall not be included in any computation of outstanding Guaranties for the purposes of this Section 7.5.

         (F) Section 7.6 is amended by inserting the language "(including, without limitation, accounts receivable, inventory and cash and deposits)" after the language "properties or assets" in the eighth line thereof and by replacing the phrase "(h), (i) and (j)" after the phrase "clauses (e)," in the nineteenth line thereof with the phrase "(g) and (h)".

         Section 7.6 is further amended by the following changes:

         (i) subparagraph (b) is amended to insert the language "not involving Indebtedness for Money Borrowed, including Liens" after the language "ordinary course of business" in the second line thereof;

         (ii) subparagraph (f) is amended by adding the following language at the end thereof:

               "and all Uniform Commercial Code financing statements, Liens and other matters affecting the Mortgaged Property that are described in Exhibit B;"

         (iii) subparagraph (g) is amended in its entirety to read as follows:

               "(g) Liens on the real and personal property subject (as of November 29, 1995) to the Kentucky Mortgage and Security Agreement which may be created to secure certain revenue bonds issued or to be issued in an aggregate principal amount not exceeding $10,000,000 in connection with a salt cake processing facility and landfill expansion constructed or to be constructed on such property;";

         (iv) subparagraph (h) is amended by deleting all references to the phrase "September 30, 1988" and replacing them with the phrase "November 29, 1995" and by inserting the phrase "to the 1995 Agreement" after the phrase "Exhibit B" in the second line thereof;

         (v) subparagraph (i) is deleted in its entirety and the language "[intentionally omitted]" is inserted in its place; and

         (vi) subparagraph (j) is amended in its entirety to read as follows:

         "(j) (i) Liens on any shares of the capital stock of an Unrestricted Subsidiary and (ii) the Barmet Option."

         (G) Section 7.7 is amended in its entirety to read as follows:

         Section 7.7. LIMITATION ON RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS. The Company will not directly or indirectly, through any of its Subsidiaries or otherwise, declare or make, or incur any liability to make, any of the following (such actions as are hereinafter described in subsections (a) and (b) being called "Restricted Payments"):

               (a) any payment in cash, property or other assets (other than shares of any class of capital stock of the Company or any rights, warrants or options to purchase such shares) as dividends or other distributions upon, for the purpose of purchasing, retiring, redeeming or otherwise acquiring for value, directly or indirectly, or otherwise in respect of, any shares of any class of capital stock (or any warrants or options evidencing a right to purchase any such shares of stock) of the Company, except to the extent permitted below; or

               (b) any Restricted Investment;

         PROVIDED, HOWEVER, that the provisions of this Section 7.7 shall not prohibit the making of any Restricted
         Payment if, immediately after, and after giving effect to, the making of such Restricted Payment (i) no Event of Default (or event which with notice or lapse of time or both would constitute an Event of Default) would exist and (ii) the Net Amount of Restricted Payments made after September 30, 1995 would not exceed the sum of (x) $5,000,000 plus (y) 50% of Consolidated Net Income (minus 100% of any consolidated net loss) for the period commencing October 1, 1995 and ending on the last day of the fiscal quarter of the Company most recently ended at the time such Restricted Payment is made plus (z) the sum of the aggregate net cash proceeds, determined by reference to the net cash received by the Company (after deducting all underwriting discounts and commissions and all other expenses of such issuance), from the sale of Company capital stock made after September 30, 1995.

               For purposes of this Section 7.7, "Net Amount of Restricted Payments" means for any period (i) the aggregate amount of cash, property and other assets (at the greater of net book value or fair market value) distributed during, and liabilities outstanding at the end of, such period in respect of Restricted Payments of the type described in subsection (a) above, and (ii) in respect of Restricted Investments, the cost thereof less any actual return of capital in respect thereof (it being understood that any dividend and interest payments received in respect of Restricted Investments shall not reduce the cost thereof."

         (H) Section 7.8 is amended in its entirety to read as follows:

         "Section 7.8. MAINTENANCE OF CURRENT ASSETS, CONSOLIDATED WORKING CAPITAL NET WORTH AND FIXED CHARGE COVERAGE.

         (a) The Company and its Restricted Subsidiaries shall at all times maintain Consolidated Working Capital equal to or greater than $5,000,000 and shall not permit Consolidated Current Assets to be less than 125% of Consolidated Current Liabilities.

         (b) The Company shall not at any time permit its Consolidated Net Worth to be less than the sum of $60,000,000 plus the greater of (i) zero and (ii) 50% of cumulative Consolidated Net Income from and after October 1, 1995.

         (c)   The Company shall not at any time permit the sum of
         (i) Consolidated Cash Make plus (ii) the aggregate Rentals attributable to the Company and its Restricted Subsidiaries to be less than 250% of the sum of Consolidated Interest Expense plus Rentals attributable to the Company and its Restricted Subsidiaries for the four immediately preceding consecutive fiscal quarters."

         (I) Section 7.9 is amended by (i) deleting the word "three" in the fifth line thereof and replacing it with the word "five",
(ii) deleting all references therein to the term "$500,000" and replacing each of them with the term
"2,000,000", (iii) deleting the word "Senior" in the eleventh line thereof and (iv) deleting clause (i) of the proviso thereto in its entirety and replacing it with the language "(i) any lease of data processing, office, communication, mobile or transportation equipment having aggregate Rentals not to exceed $150,000."

         (J) Section 7.10 is amended by inserting the word "convey" following the language "directly or indirectly" in the fifth line thereof and by inserting the word "conveyed" following the language "suffer to be" in the sixth line thereof.

         Section 7.10 is further amended by the following changes:

         (i) subparagraphs (a) and (b) are amended by adding the words "Wholly-Owned" immediately prior to all references to the language "Restricted Subsidiary" therein; and

         (ii)  subparagraphs (c) and (d) and the last paragraph of
         Section 7.10 are amended in their entirety to read as follows:

                "(c) the Company may be consolidated with or merged into any other Person, and the Company may convey, sell, lease, transfer or otherwise dispose of all or substantially all of its properties and assets to any Person, and any Person may consolidate with or merge into the Company or convey or transfer its properties or assets substantially as an entirety to the Company, if the resulting Person or the transferee of such assets, as the case may be, is a corporation organized and existing under the laws of a State in the United States which (i) will assume the obligations of the Company under this Agreement and the Notes and (ii) can incur an additional $1.00 of Funded Indebtedness pursuant to
         Section 7.4(k); and

              (d) the Company and any Restricted Subsidiary may convey, sell, lease, transfer, abandon or otherwise dispose of or suffer to be conveyed, sold, leased, transferred, abandoned or otherwise to be disposed of (whether voluntarily or involuntarily) any of its assets constituting not more than 10% of Consolidated Total Assets in any transaction or series of related transactions during any consecutive twelve-month period, provided that not more than 15% of Consolidated Total Assets are disposed of on a cumulative basis from the date hereof.

         The sale or other disposition of assets in the ordinary and usual conduct of business and the disposition of worn-out or obsolete equipment shall not be deemed to be dispositions of assets for the purposes of this
         Section 7.10."

         (K) Section 7.11 is amended in its entirety to read as follows:

               "Section 7.11. ISSUE OR DISPOSITION OF SECURITIES. No Restricted Subsidiary shall issue, sell, assign, transfer or otherwise dispose of any shares (or other ownership interests) of any class of its capital stock or equity ownership interests or of any options or warrants to purchase its capital stock or equity ownership interests or of other securities exchangeable for or convertible into its capital stock or equity ownership interests except (a) to the Company or a Wholly-Owned Restricted Subsidiary or (b) directors' qualifying shares as required by law. Neither the Company nor any Restricted Subsidiary shall sell, assign, transfer or otherwise dispose of (except to the Company or a Wholly-Owned Restricted Subsidiary) any shares of capital stock (or other ownership interests) of any class of any Restricted Subsidiary, or any other security of, or any Indebtedness owing to it by, any Restricted Subsidiary, unless:

         (i) the greater of the consideration received therefor and the value thereof as stated on the books of the Company or such Restricted Subsidiary of (A) the stock (or other ownership interests) and other securities of such Restricted Subsidiary and of each other Restricted Subsidiary disposed of pursuant to this Section 7.11 in the fiscal year of the Company in which such sale shall occur and (B) the other properties and assets of the Company and its Restricted Subsidiaries disposed of pursuant to Section 7.10(d) does not exceed 10% of Consolidated Total Assets during any consecutive twelve-month period,

         PROVIDED that not more than 15% of Consolidated Total
         Assets are disposed of on a cumulative basis from November 29, 1995;

         (ii) all of the capital stock (or other ownership interests) and other securities and the entire Indebtedness of such Restricted Subsidiary owned by the Company and each other Restricted Subsidiary shall be sold, assigned, transferred or otherwise disposed of (other than to the Company or a Wholly-Owned Restricted Subsidiary) at the same time;

         (iii) such Restricted Subsidiary shall not, at the time of such sale, assignment, transfer or other disposition, own either (A) any shares of capital stock (or other ownership interests) of any class or any other security or any Indebtedness of any other Restricted Subsidiary which is not being simultaneously disposed of as permitted by this Section 7.11 or (B) any Indebtedness of the Company;

         (iv) immediately before and after giving effect to such sale, assignment, transfer or other disposition, no Event of Default (or event which with notice or lapse of time or both would constitute an Event of Default) will have occurred and be continuing; and

         (v) the consideration received for such shares of capital stock (or other ownership interests), other security or Indebtedness is not less than the fair market value thereof as determined by the Board of Directors of the Company.

              For purposes of clause (i) of this Section 7.11, the value of capital stock of any Restricted Subsidiary issued or sold in connection with the Barmet Option shall be included as capital stock of a Restricted Subsidiary that was sold for a consideration of $8,417,000 and shall be included in the computation of Consolidated Total Assets for purposes of such clause (i) as though such sale took place on November 30, 1995."

         (L) Section 7.13 is amended as follows:

         (i) subparagraphs (d) and (e) are amended by inserting the language", limited liability company, partnership, trust or other similar entity" after the word "corporation" in the first line thereof;

         (ii) subparagraph (e) is further amended by (x) deleting the term "$250,000" and replacing it with the term
         "$1,000,000", (y) deleting the term "$500,000" and
         replacing it with the term "$5,000,000" and (z) deleting the phrase "the Company's" preceding "Investments" in each of the fifth and seventh lines thereof; and

         (iii) subparagraph (f) is amended in its entirety to read as follows:

         "(f) only in respect of Investments made by the Company, Investments as permitted under the PROVISO to
         Section 7.7;"

         Section 7.13 is further AMENDED BY adding the following language at the END thereof:

              "(g) an Investment constituting the initial investment in a joint venture solely to conduct activities as permitted by Section 7.3(f), to be entered into between the Company or a Restricted Subsidiary and VAW aluminium AG, a German corporation, or an affiliate thereof, such initial Investment not to exceed
         $16,000,000 (U.S.);

              (h) Investments in a foreign subsidiary in which all of the capital stock and voting power will be 100% owned, directly or indirectly, by the Company, to be organized solely to conduct activities as permitted by
         Section 7.3(f) at a plant to be located in Swansea, Wales, United Kingdom, with such Investments not to exceed, in the aggregate, $9,000,000 (U.S.); and

              (i)  Investments by the Company or a Restricted
         Subsidiary in Marport Smelting, L.L.C., an Indiana limited liability company, to conduct business solely as permitted by Section 7.3(f), with such Investments not to exceed $1,000,000."

              (M) Section 7.15 is amended by replacing the phrase
         "and change in financial position" with the language

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

", changes in stockholders' equity and cash flows" in the eighteenth and nineteenth lines thereof.

         (N) Section 7.19 is amended as follows:

         (i) subparagraph (b), subsection (iv) is amended in its entirety to read as follows:

               "(iv) permit the actuarial present value of all benefit liabilities under all Plans (other than Multiemployer Plans) to exceed the fair market value of the assets of such Plans by more than $250,000, with such benefit liabilities determined based on the actuarial assumptions which would be used by the Pension Benefit Guaranty Corporation with respect to Plans terminating at the time of determination; or"; and

         (ii) the last sentence at the end thereof is amended in its entirety to read as follows:

               "As used in this Section 7.19, the term
               "accumulated funding deficiency" has the meaning indicated for such term in Section
               4.13."

         (0) Section 7.20 is amended in its entirety to read as follows:

               "Section 7.20. FOREIGN PENSION LIABILITY. The Company will not, and will not permit any Related Person to, incur any liability under the laws of any applicable jurisdiction outside of the United States to or in respect of any employee benefit plan or other plan mandated by law or established or maintained for the benefit of employees of the Company or of any Related Person which could have a Material Adverse Effect."

         (P) Section 8.1 is amended as follows:

         (i) subparagraph (a) is amended (w) by replacing the word "income" with the word "earnings" in the ninth line thereof, (x) by replacing the phrase "stockholders' equity and changes in financial position" with the phrase "cash flows" in the tenth line thereof, (y) by replacing the word "either" with the word "any" in the twenty-ninth line thereof, and
         (z) by inserting the language "and such other statements" after the word "income" in the thirty-fourth line thereof;

         (ii) subparagraph (b) is amended (v) by replacing the word "income" with the word "earnings" in the tenth line thereof, (w) by inserting the phrase "changes in" after the word "of" in the eleventh line thereof, (x) by replacing the phrase "changes in financial position" with the phrase "cash flows" in the twelfth line thereof, (y) by replacing the word "either" with the word "any" in the thirty-second line thereof, and (z) by inserting the language "and such other statements" after the word "income" in the thirty-seventh line thereof;

         (iii) subparagraph (c) is amended in its entirety to read as follows:

              "(c) together with the delivery of the financial statements referred to in Section 8.1(a) and (b) (or, in the case of clause (i) below, if quarterly or annual reporting requirements for such entities differ from those set forth in Section 8.1(a) or (b), as soon as the same are available), (i) separate financial statements of substantially the same type referred to in Section 8.1(a) and (b) for each of the entities described in Section 7.13(g), (h) and (i), together with, to the extent any such fiscal year-end financial statements are audited, a copy of the auditor's report with respect to such financial statements, and (ii) a copy of a report to management of the Company on a plant-by-plant, year-to-date, basis, substantially in the form attached to the 1995 Note Agreement as Exhibit C;"

         (iv) subparagraphs (g) and (h) are deleted in their entirety and the language "[intentionally omitted]" is inserted in each of their places; and

         (v) the last paragraph is amended by inserting the language "(i) such information is publicly available or
         (ii)" after the word "unless" in the thirteenth line thereof.

         (Q)   Section 8.2 is amended by deleting the phrase
"the Chairman of the Board of Directors or" after the word "of" in the fourth line thereof.

         (R)   Section 8.4 is amended by inserting the
phrase "(unless an Event of Default shall have occurred and is continuing, in which event at the Company's expense)" after the word "expense" in the sixth line thereof.

         (S) Section 9.1 is amended as follows:

         (i) subparagraph (e) is amended (x) by deleting the parenthesized phrase in the fourth and fifth lines thereof and replacing it with the language "(including any of the 1995 Notes)", (y) by deleting the phrase ", except in the case of immaterial defaults relating to the Bond Documents," in the fourteenth, fifteenth, and sixteenth lines thereof and (z) by inserting the language "or other governing body" following the language "Board of Directors" in the twenty-seventh line thereof;

         (ii) subparagraph (f) is amended by replacing the term "$500,000" in the fifth line thereof with the term "$1,000,000";

         (iii) subparagraph (j) is amended (x) by (i) inserting the language "provided that any of the following actions could result in a Material Adverse Effect (with respect to the Company or any Related Person)," at the beginning thereof, (y) by deleting the word "or" in the eighth line thereof, and by (z) inserting the phrase ", or (iv) the Company or any Related Person shall withdraw or partially withdraw from any Multiemployer Plan" at the end thereof;

         (iv) subparagraph (m) is amended by replacing the phrase "$200,000" in the third line thereof with the phrase
         "$500,000"; and

         (v)   subparagraph (p) is amended by deleting the phrase
         ", or the Company or any party thereto shall default in the performance of its material obligations under the Bond Documents at the end thereof".

         (T) Section 10.1 is amended as follows:

         (i) the following definitions are deleted in their entirety:

         "Accounts Receivable", "Consolidated Cash Flow Available for Debt Service", "Excess Cash Flow", and "Pro Forma
         Consolidated Debt Service Requirements".

         (ii) the following definitions are hereby added to
         Section 10.1:

         "'BARMET OPTION' means that certain right of Barmet Aluminum Corporation ("Barmet") to purchase up to a 49% interest in IMCO Recycling of Ohio Inc., a Restricted Subsidiary, pursuant to the terms and conditions of that certain Supply Agreement dated March 2, 1992, as amended, by and between the Company and Barmet."

         "'CONSOLIDATED CASH MAKE' for any period means the sum of:



         (a) Consolidated Net Income for such period (minus, in the event of any sale or other disposition of the type referred to in Section 7.10 or Section 7.11, other than to the Company or a Restricted Subsidiary, Net Income attributable to any Restricted Subsidiary (or reasonably attributable to any assets) so sold or otherwise disposed of for such period) plus expenses of the Company and its Restricted Subsidiaries in respect of interest on Indebtedness and expenses of the type set forth in (b)(v) of the definition of Net Income for such period (except for such expenses which were deducted in calculating Net Income for such period and were attributable to assets sold or otherwise disposed of in a transaction of the type referred to in Section 7.10 or Section 7.11, other than to the Company or a Restricted Subsidiary, attributable to the assets or securities so sold); and

         (b) (without duplication of any amounts included for such period pursuant to (a) above) as to any corporation or other entity which became a Restricted Subsidiary after the beginning of such period, or part or all of the assets of which were acquired by the Company or a Restricted Subsidiary after the beginning of such period, its Net Income during such period prior to the date on which it became a Restricted Subsidiary or the Net Income reasonably attributable to such assets during the period prior to the acquisition hereof without, in either case, any deduction for interest charges on Indebtedness of such corporation or other entity or for depreciation and amortization of such acquired assets, provided that if during such period the proceeds from any sale or other disposition of the type referred to in Section 7.10 or Section 7.11 (other than to the Company or a Restricted Subsidiary) have been utilized to acquire such corporation or such assets, the Net Income of such corporation or the Net Income reasonably attributable to such assets included in Consolidated Cash Make pursuant to this clause (b) shall be reduced by the amount of the contribution, if any, to Consolidated Net Income made during such period by such proceeds."

         "'CONSOLIDATED INTEREST EXPENSE' means the aggregate of all interest charges on Indebtedness of the Company and its Restricted Subsidiaries after eliminating all inter-company items, and otherwise computed, in accordance with generally accepted accounting principles."

         "'ELEVEN AND ONE-HALF YEAR NOTES' has the meaning set forth in the 1995 Note Agreement.

         "'ENVIRONMENTAL LAWS' means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems."

         "'1995 NOTE AGREEMENT' means the Note Purchase Agreement dated as of November 29, 1995 between the Company and The Mutual Life Insurance Company of New York."

         "'1995 NOTES' means the unsecured promissory notes due
         October 31, 2007 of the Company issued pursuant to the 1995 Note Agreement."

         "'PRO FORMA CONSOLIDATED DEBT SERVICE' means the aggregate amount payable during the period of the next four consecutive fiscal quarters of the Company and its Restricted Subsidiaries, beginning subsequent to the date on which such determination is made, in respect of interest on Indebtedness and in respect of required payments and prepayments of the principal of, and premium, if any, on, Indebtedness, PROVIDED that, in the case of any Indebtedness which provides for the payment of interest thereon at a rate which fluctuates, the interest in respect thereof which shall be included in Pro Forma Consolidated Debt Service shall be computed on the basis of the higher of (x) the interest rate in effect at the time of any such determination of Pro Forma Consolidated Debt Service and (y) the maximum interest rate which may be borne by such Indebtedness, if by its terms such maximum interest rate is established, except for any maximum interest rate established solely in order to ensure compliance with applicable usury laws."

         "'SWAPS' means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined."

         "'WHOLLY-OWNED RESTRICTED SUBSIDIARY' means, at any time, any Restricted Subsidiary one hundred percent

         (100%) of all of the equity interest (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Restricted Subsidiaries at such time."

         (iii) The following definitions are amended as follows:

         "APPLICABLE TREASURY YIELD" is amended in its entirety to read as follows:

         "'APPLICABLE TREASURY YIELD' shall be determined by reference to (i) the display designated as "Page 678" on the Telerate Access Service (or such other display as may replace Page 678 on the Telerate Access Service) as of 10:00 a.m. (New York City time) on the second Business Day preceding the date fixed for the payment of the Notes in question, or (ii) if not reported as of such time or otherwise unascertainable, the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for the payment of Notes in question (or, if such Statistical Release is no longer published, any publicly available source of similar market data), and shall mean the yield reported on such Telerate Access Service, or most recent weekly average yield, as the case may be, on actively traded U.S. Treasury securities adjusted to a constant maturity equal to the then remaining Weighted Average Life to Maturity of such Notes (the "REMAINING LIFE"); provided that if the Remaining Life of such Notes is not equal to the contract maturity of a U.S. Treasury security for which a yield or weekly average yield is given, the Applicable Treasury Yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yield or weekly average yield of U.S. Treasury securities for which such yields are given."

         "CONSOLIDATED FUNDED INDEBTEDNESS" is amended by adding the following language to the end thereof:

         "PROVIDED, that for purposes of computing Consolidated
         Funded Indebtedness prior to the

         Second Closing Date (as defined in the 1995 Note
         Agreement), such term shall be deemed to include
         $15,000,000 aggregate principal amount of the Eleven and One-Half Year Notes as though the same had been issued in full on November 29, 1995".

         "CONSOLIDATED NET TANGIBLE ASSETS" is amended in its entirety to read as follows:

         "'CONSOLIDATED NET TANGIBLE ASSETS' means, at any date, the aggregate amount of all assets of the Company and its Restricted Subsidiaries after deducting therefrom (i) depreciation, depletion, obsolescence, amortization, valuation, contingency and other proper reserves in accordance with generally accepted accounting principles,
         (ii) Consolidated Current Liabilities, (iii) Restricted Investments and Investments referred to in Section
         7.13(e) and (i), (iv) that portion of the book amount of all such assets which would be treated as intangible assets under generally accepted accounting principles, including without limitation, all such items as goodwill, trade marks, trade names, brand names, copyrights, patents, licenses and rights with respect to the foregoing, write-up of assets subsequent to June 30, 1995 and unamortized debt discount and expenses, and (v) all long term liabilities other than Funded Indebtedness; PROVIDED that, solely for purposes of Section 7.4(k)(i), for purposes of computing Consolidated Net Tangible Assets prior to the Second Closing Date (as defined in the 1995 Note Agreement), such term shall be deemed to include $15,000,000 aggregate principal amount of the Eleven and One-Half Year Notes as though the same had been issued in full on November 29, 1995 and that the Company had received $15,000,000 cash in proceeds from such issuance."

         "CONSOLIDATED TANGIBLE NET WORTH" is amended by deleting the phrase "October 31, 1986" in clause (iii) thereof and inserting the language "June 30, 1995" in its place and by adding the language "and Investments referred to in
         Section 7.13(e) and (i)" after "Restricted Investments" in clause (vi) thereof.

         "CURRENT LIABILITIES" is amended by replacing the language "and the 1986 Notes and the Subordinated

         Notes" with the phrase "and the 1995 Notes" in the penultimate and last lines thereof.

         "FIRM OF CERTIFIED PUBLIC ACCOUNTANTS" is amended in its entirety to read as follows:

         "'FIRM OF CERTIFIED PUBLIC ACCOUNTANTS' means Ernst and Young LLP, Arthur Andersen & Co., Coopers & Lybrand, Deloitte & Touche LLP, KPMG Peat Marwick LLP, Price Waterhouse & Co., or any other nationally recognized firm of certified public accountants satisfactory to the Majority Noteholders, PROVIDED that such firm is independent with respect to the Person or Persons whose financial statements it examines in accordance with this Agreement."

         "FUNDED INDEBTEDNESS" is amended by deleting "the 1986
         Notes and the Subordinated Notes" in the eleventh and twelfth lines thereof and replacing such language with "the 1995 Notes."

         "INDEBTEDNESS" is amended by deleting the phase "and (c)" in the eighteenth line thereof and replacing such language with ", (c) all Swaps and (d),"

         "NET INCOME" is amended by (i) deleting all references to the phrase "October 31, 1985" and replacing them with the phrase "September 30, 1995" and (ii) replacing the reference to "November 1, 1985" therein with "October 1,
         1995."

         "PERSON" is amended by inserting the language ", limited liability company" after the word "Partnership" in the second line thereof.

         "REQUIREMENT OF LAW" is amended by inserting the phrase
         "(including without limitation, any Environmental Law)" after the word "law" in the second line thereof.

         "RESTRICTED INVESTMENT" is amended in its entirety to read as follows:

         "'RESTRICTED INVESTMENT' means any Investment not permitted pursuant to Section 7.13(a) through (e) and (g) through (i), inclusive."

         "RESTRICTED SUBSIDIARY" is amended in its entirety to read as follows:

         "'RESTRICTED SUBSIDIARY' means any Subsidiary which is not an Unrestricted Subsidiary. A Subsidiary which becomes a Restricted Subsidiary shall remain so for all purposes of this Agreement, and may not be designated an Unrestricted Subsidiary."

         "STOCK OPTION PLAN" is amended (w) by deleting the word "non-qualified" in the first line thereof, (x) by replacing the word "plan" with the word "plans" in the second line thereof, (y) by inserting the phrase ", directors" after the word "officers" in the fifth line thereof, and (z) by inserting the phrase "and agents" after the word "employees" in the fifth line thereof.

         "'SUBSIDIARY" is amended in its entirety to read as follows:

         "'SUBSIDIARY' means, at any date, any corporation, partnership, trust, limited liability company, limited partnership or similar entity (a) at least a majority of the outstanding capital stock or equity interest having ordinary voting power of which, except directors' qualifying shares (as required by law), is directly or indirectly owned by the Company or one or more Subsidiaries, (b) which is incorporated or organized, as the case may be, under the laws of any State of the United States or the District of Columbia or under the laws of the Dominion of Canada or any province thereof, and (c) which maintains all or substantially all of its properties and assets within the United States or any territory thereof or the Dominion of Canada."

         "UNRESTRICTED SUBSIDIARY" is amended in its entirety to read as follows:

         "'UNRESTRICTED SUBSIDIARY' means any Subsidiary designated as such by the Company to the Noteholders. A
         Subsidiary designated as an Unrestricted Subsidiary shall remain so for all purposes of this Agreement, and may not be designated or become a Restricted Subsidiary."

         "VOTING SECURITIES" is amended by inserting the language
         ", or other equity interests in any other Person," following the word "corporation" in the second line thereof and by inserting the language "in such corporation or other Person" following the phrase
         "similar functions" in the sixth line thereof.

         (U) Section 11.1 is amended in its entirety to read as follows:

              "Section 11.1 COMMUNICATIONS. Subject to Section 3.4, all communications provided for under this Agreement or under the Notes shall be in writing and shall be deemed to have been given or made when delivered or mailed by registered or certified mail postage prepaid or, to the extent receipt is confirmed, by telecopy, telefax or other electronic transmission service:

              (a) if to the Purchaser, at the Purchaser's address or telecopy number set forth in Schedule I to this Agreement, as such address or telecopy number may be changed from time to time by written notice to the Company; or

              (b) if to the Company at its office at 5215 North O'Connor Boulevard, Suite 940, Central Tower at Williams Square, Irving, Texas 75039, marked for attention to Mr. Paul V. Dufour, Telecopy Number: (214) 869-6556, as such address or telecopy number may be changed from time to time in accordance with Section 7.1 by written notice to the Purchasers and the holders of the Notes; or

              (c) if to any holder of a Note, at the address or telecopy number of such holder as it appears on the register maintained as provided in Section 3.1 (which address or telecopy number, in the case of a Purchaser, initially shall be the address or telecopy number of such Purchaser specified in clause (a) of this Section 11.1) as such address or telecopy number may be changed by such holder from time to time by written notice to the Company."

         2. RELEASE OF KENTUCKY PROPERTY. The Company has advised MONY and MLICA that a municipality or subdivision of the Commonwealth of Kentucky has proposed to the Company that it provide industrial revenue bond or similar financing (the "New Kentucky Financing") for the construction of certain saltcake processing, landfill and related facilities on the property which is currently subject to the Kentucky Mortgage and Security Agreement (as defined the 1988 Agreement) (the "Kentucky Property") and that, in connection therewith, the entity providing the New Kentucky Financing will require a first mortgage lien on such property and the new plant and landfill to be constructed thereon. In order to facilitate such financing, when a final commitment is received to effect the New Kentucky Financing, the Company desires to take such action as is necessary to subdivide the Kentucky Property so that the current plant and facilities located thereon shall remain subject to the Kentucky Mortgage and Security Agreement but that a portion of the Kentucky Property on which the new facilities are to be constructed shall be released from the Lien of the Kentucky Mortgage and Security Agreement. In connection therewith, MONY and MLICA agree that, subject to the delivery to each of them of (i) a release of lien instrument, in form and substance satisfactory to each of them and their counsel, and (ii) lien searches of the Mortgaged Property (as defined in the 1988 Agreement) showing no liens having priority over the lien of the Mortgages (as defined in the 1988 Agreement) other than those previously permitted in connection with the closing of the transactions contemplated by the 1988 Agreement, each of them will execute such documents in order to release the Lien of the Kentucky Mortgage and Security Agreement from that portion of the Kentucky Property as is necessary in order to enable the New Kentucky Financing to be effectuated.

         3. MISCELLANEOUS. MONY hereby represents that it is the holder of the entire outstanding principal amount of the Notes. Except to the extent amended or modified by this Amendment, or except as may have been previously waived in writing pursuant to
Section 11.2 of the Agreement, the remaining terms and provisions of the Agreement shall remain in full force and effect for all purposes. This Amendment is limited precisely as written and shall not be deemed to (a) be a waiver of or consent to the modification or deviation from any other term or condition of the Agreement or any of the other instruments, agreements or documents referred to therein or (b) prejudice any right or rights which the holders of the Notes may have now or may have in the future under or in connection with the Agreement or any of the other instruments, agreements or documents referred to therein.

      EXECUTED effective as of the day and year first above written.

                                      IMCO RECYCLING INC.



                                      By:     /s/ James B. Walburg
                                            ------------------------
                                            James B. Walburg
                                            Vice President


                                      THE MUTUAL LIFE INSURANCE
                                        COMPANY OF NEW YORK



                                      By:       /s/ Diane Hom
                                            ------------------------
                                      Name:  Diane Hom
                                      Title: Managing Director

                                      MONY LIFE INSURANCE
                                        COMPANY OF AMERICA


                                      By:       /s/ Diane Hom
                                            ------------------------
                                      Name:  Diane Hom
                                      Title: Authorized Agent